Exhibit 99.1

RE: NN, Inc.
207 Mockingbird Lane
Johnson City, TN 37604

FOR FURTHER INFORMATION:

AT THE COMPANY	AT ABERNATHY MACGREGOR
Tom Burwell	Claire Walsh
SVP and Chief Financial Officer	(General info)
(423) 434-8398	(212) 371-5999

FOR IMMEDIATE RELEASE

May 9, 2018

NN, INC. REPORTS FIRST QUARTER 2018 RESULTS

Johnson City, TN, May 9, 2018 –NN, Inc., (NASDAQ: NNBR), a diversified industrial company, today reported its financial results for the first quarter ended March 31, 2018.

Operating Segment Recasting

As previously disclosed, in January 2018, NN implemented a new enterprise and management structure and reorganized its businesses into three new divisions. In the first quarter of 2018, NN began reporting its financial results based on these divisions.

Mr. Holder commented, “During the first quarter we completed the strategic realignment of our business to correspond with products sold and end markets served. This realignment resulted in three new segments: Life Sciences, Mobile Solutions and Power Solutions. We anticipate that the new enterprise structure will allow NN to accelerate growth and further balance our business.”

The figures provided below include recast segment results reflecting NN’s new financial reporting and organizational structure.

GAAP Results

Net sales for the first quarter of 2018 increased $11.6 million, or 7%, to $169.1 million, compared to $157.6 million for the first quarter of 2017. The life sciences and automotive end markets accounted for the increase.

On a GAAP basis, income from operations for the first quarter of 2018 was $3.7 million, compared to $13.9 million for the same period in 2017. Net Income (loss) on a GAAP basis for first quarter of 2018 was $(6.0) million. This compares to net income on a GAAP basis of $7.4 million in the first quarter of 2017. The first quarter of 2017 net income included $5.5 million of income from discontinued operations, net of tax.

On a GAAP basis, income from operations for first quarter 2018 in the Life Sciences segment was $4.2 million, compared to $3.6 million for the same period in 2017.

On a GAAP basis, income from operations for first quarter 2018 in the Mobile Solutions segment was $9.8 million, compared to $10.6 million for the same period in 2017.

On a GAAP basis, income from operations for first quarter 2018 in the Power Solutions segment was $5.2 million, compared to $6.8 million for the same period in 2017.

Adjusted Results

Adjusted income from operations for the first quarter of 2018 was $17.8 million, compared to $20.3 million for the same period in 2017. Adjusted net income increased to $8.7 million or $0.32 per diluted share from $7.1 million or $0.26 per diluted share for the same period in 2017.

Richard Holder, President and Chief Executive Officer, commented, “During the quarter, we continued to execute on our strategy toward building a diversified industrial company. We acquired Bridgemedica, adding key product development capabilities for that segment and continued the execution of the Life Sciences integration. On May 7, we completed the acquisition of Paragon Medical, which we believe will be transformative to the Life Sciences segment. Overall operating performance in the quarter was in line with our expectations. Operating margins were as anticipated inclusive of the short-term impact of our growth programs investments as well as the integration of our recently acquired businesses (DRT Medical & Bridgemedica) reflecting their pre-synergy margins.”

Life Sciences

Net sales for the first quarter of 2018 were $31.2 million, compared to $23.1 million in the first quarter of 2017, an increase of 35% or $8.1 million. Adjusted income from operations for the quarter was $6.9 million, compared to $5.9 million in 2017.

Mr. Holder commented, “In addition to opening a new customer collocated engineering facility, Life Sciences added several new operations through acquisition. The operating results of these acquired locations continue to improve quarter-over-quarter as synergies are realized through the implementation of the NN Operating System.”

Mobile Solutions

Net sales for the first quarter of 2018 were $89.8 million, compared to $86.4 million in the first quarter of 2017, an increase of 4% or $3.4 million. Growth in our Corporate Average Fuel Economy (CAFE) automotive business primarily accounted for the increase. Adjusted income from operations for the quarter decreased $0.5 million to $11.0 million, compared to $11.5 million in the first quarter of 2017.

Mr. Holder commented, “Mobile Solutions continues to win new business and outgrow its CAFE-related end market. During the first quarter, the segment was preparing to launch several new multi-year programs, which required substantial up-front investment. While these investments had a negative impact on profitability in the quarter, they are expected to drive enhanced growth for Mobile Solutions in both sales and margin in the long term.”

Power Solutions

Net sales for the first quarter of 2018 were $48.7 million, compared to $48.4 million in the first quarter of 2017, an increase of $0.3 million. Adjusted income from operations for the quarter was $9.2 million, compared to $9.6 million in 2017.

Mr. Holder commented, “Power Solutions continues to execute launches on several large scale multi-year programs primarily in the Aerospace and Defense end market. Many of the associated costs are being incurred ahead of anticipated future revenues and therefore negatively impact overall margins in the short-term. In addition, sales in the first quarter were impacted by inclement weather in the Northeast United States.”

The full set of financial guidance for the first quarter of 2018 can be found in our supplemental presentation posted in the Investor Relations section of our website at www.nninc.com.

NN will discuss its results during its quarterly investor conference call on May 10, 2018 at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN’s website, www.nninc.com. The conference call can also be accessed by dialing 1-866-548-4713 or 1-323-794-2093 Conference ID: 2615028. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call for 30 days.

NN discloses in this press release the non-GAAP financial measures of adjusted income from operations, adjusted net income (loss) and adjusted net income per diluted share. Each of adjusted income from operations, adjusted net income (loss) and adjusted net income per diluted share provide supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign-exchange, amortization of intangibles and other non-operating impacts on our business.

The financial tables found later in this press release include a reconciliation of adjusted income from operations, adjusted net income (loss) and adjusted net income (loss) per diluted share to the U.S. GAAP financial measures of income from operations, net income (loss) and net income (loss) per diluted share.

NN, Inc., a diversified industrial company combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Johnson City, Tennessee, NN has 51 facilities in North America, Western Europe, Eastern Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses or the possibility that the Company will be unable to execute on the intended redeployment of proceeds from a divestiture, whether due to a lack of favorable investment opportunities or otherwise.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

Financial Tables Follow

NN, Inc.

Condensed Consolidated Statements of Net Income and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net sales	$169,148	$157,555
Cost of sales (exclusive of depreciation and amortization shown separately below)	126,444	114,480
Selling, general and administrative expense	22,177	16,641
Acquisition related costs excluded from selling, general and administrative expense	1,776	—
Depreciation and amortization	14,281	12,571
Other operating expense	22	—
Restructuring and integration expense	755	11

Income from operations	3,693	13,852
Interest expense	11,996	14,839
Derivative gain on change in interest rate swap fair value	—	(88)
Other income, net	(313)	(722)

Loss from continuing operations before benefit for income taxes and share of net income from joint venture	(7,990)	(177)
Benefit for income taxes	1,176	377
Share of net income from joint venture	831	1,693

Income (loss) from continuing operations	(5,983)	1,893
Income from discontinued operations, net of tax (Note 2)	—	5,518

Net income (loss)	$(5,983)	$7,411

Other comprehensive income (loss):
Foreign currency translation gain	$5,465	$5,105

Other comprehensive income	$5,465	$5,105

Comprehensive income (loss)	$(518)	$12,516

Basic net income (loss) per share:
Income (loss) from continuing operations per share	$(0.22)	$0.07
Income from discontinued operations per share	—	0.20

Net income (loss) per share	$(0.22)	$0.27

Weighted average shares outstanding	27,597	27,303

Diluted net income (loss) per share:
Income (loss) from continuing operations per share	$(0.22)	$0.07
Income from discontinued operations per share	—	0.20

Net income (loss) per share	$(0.22)	$0.27

Weighted average shares outstanding	27,597	27,634

Cash dividends per common share	$0.07	$0.07

Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations

$000s	Three Months Ended March 31,
NN, Inc. Consolidated	2018	2017
GAAP income from operations	$3,693	$13,852
Restructuring and integration expense	755	11
Acquisition and transition expense	7,338	673
Amortization of intangibles	6,007	5,789

Non-GAAP adjusted income from operations (a)	$17,793	$20,325

GAAP net sales	$169,148	$157,555

$000s	Three Months Ended March 31,
Mobile Solutions	2018	2017
GAAP income from operations	$9,785	$10,601
Restructuring and integration expense	27	11
Acquisition and transition expense	256	—
Amortization of intangibles	885	873

Non-GAAP adjusted income from operations (a)	$10,953	$11,485

GAAP net sales	$89,794	$86,446

$000s	Three Months Ended March 31,
Power Solutions	2018	2017
GAAP income from operations	$5,233	$6,795
Restructuring and integration expense	—	—
Acquisition and transition expense	1,251	100
Amortization of intangibles	2,725	2,674

Non-GAAP adjusted income from operations (a)	$9,209	$9,569

GAAP net sales	$48,682	$48,424

$000s	Three Months Ended March 31,
Life Sciences	2018	2017
GAAP income from operations	$4,204	$3,622
Restructuring and integration expense	—	—
Acquisition and transition expense	261	—
Amortization of intangibles	2,397	2,242

Non-GAAP adjusted income from operations (a)	$6,862	$5,864

GAAP net sales	$31,200	$23,129

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and Net Income (Loss) per Diluted Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Share

	Three Months Ended March 31,
$000s	2018	2017
GAAP net income (loss)	$(5,983)	$7,411

Pre-tax acquisition and transition expense	7,338	673
Pre-tax foreign exchange (gain) loss on inter-company loans	98	(417)
Pre-tax restructuring and integration expense	755	11
Pre-tax gain on change in fair value of interest rate swap	—	(88)
Pre-tax amortization of intangibles and deferred financing costs	7,221	7,142
Pre-tax interest expense on cash held from divestiture	2,728	—
Tax effect of adjustment reflected above (b)	(3,418)	(2,079)
Income from discontinued operations	—	(5,518)

Non-GAAP adjusted net income (loss) (c)	$8,739	$7,135

	Three Months Ended March 31,
Amounts per share, diluted	2018	2017
GAAP net income (loss) per diluted share	$(0.22)	$0.27

Pre-tax acquisition and transition expense	0.27	0.02
Pre-tax foreign exchange (gain) loss on inter-company loans	0.00	(0.02)
Pre-tax restructuring and integration expense	0.03	0.00
Pre-tax gain on change in fair value of interest rate swap	—	(0.00)
Pre-tax amortization of intangibles and deferred financing costs	0.26	0.26
Pre-tax interest expense on cash held from divestiture	0.10	—
Tax effect of adjustment reflected above (b)	(0.12)	(0.08)
Income from discontinued operations	—	(0.20)

Non-GAAP adjusted net income (loss) per diluted share (c)	$0.32	$0.26

Weighted average shares outstanding, diluted	27,597	27,634

The Company discloses in this presentation the non-GAAP financial measures of adjusted income from operations, adjusted net income (loss), and adjusted net income per diluted share. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past four years, we have completed seven acquisitions, two of which were transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income from operations, adjusted net income (loss), and adjusted net income per diluted share provide useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.

The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.

(a) Non-GAAP Adjusted income from operations represents GAAP income from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income from operations.

(b) This line item reflects the aggregate tax effect of all nontax adjustments reflected in the table above. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying NN, Inc’s. overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.

(c) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of restructuring and integration charges (related to plant closures and other charges incurred to implement our strategic goals that do not necessarily represent a major strategic shift in operations), charges related to acquisition and transition costs, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, foreign exchange gain (loss) on inter-company loans, gains and losses in the fair value of interest rate swaps, estimated interest expense on cash held from divestiture, the impact of the Tax Cut and Jobs Act and income from discontinued operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from segment operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.